UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2011

BROWNIE’S MARINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28321	90-0226181

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

940 N.W. 1st Street, Fort Lauderdale, Florida 33311
(Address of Principal Executive Office) (Zip Code)

(954) 462-5570
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On January 25, 2011, Trebor Industries, Inc. (“Trebor”), a wholly owned subsidiary of Brownie’s Marine Group, Inc. (the "Company") received from its primary lender, Branch Banking and Trust Company ("BB&T"), a copy of an action filed in the Circuit Court of the 17th Judicial Circuit in and for Broward County Florida (the “Complaint”) of BB&T's action to enforce a mortgage and a promissory with a balance of $885,000.00 (the “Term Loan”) and a second mortgage and promissory note with a balance of $199,990.98 (the “Second Note”). The Term Loan and Second Note are collectively referred to as the “Secured Notes”.

As previously disclosed under the Company’s Form 10-Q for the period ended September 30, 2010, Trebor converted its revolving line of credit that matured on December 2, 2009 into the Term Loan that matures on February 12, 2011. As part of the conversion, Trebor granted BB&T a second mortgage on the underlying security (the “Security”), which includes a mortgage on the Company’s executive offices and manufacturing facilities located in Fort Lauderdale, Florida and Trebor’s assets and inventory.  The Company’s chief executive officer also executed a personal guaranty of all amounts due under the Secured Notes.

On September 15, 2010, Trebor received a default letter from BB&T demanding Secured Notes, be brought current by October 15, 2010. Under the terms of the default notice, if the Company failed to bring the loans current by October 15, 2010, the Bank would accelerate as due the full principal and accrued interest due under the Secured Notes, as well as initiate collection and legal action and seek foreclosure on the Security. As of December 31, 2010, the Company was approximately 5 months in arrears on payments to BB&T.

Under the Complaint, BB&T has demanded a judgment in its favor of approximately $1,083,965, as of January 10, 2011, which reflects the outstanding balance on the Secured Notes, together with additional interest and court and attorney fees. The Company intends to respond to the Complaint and defend the action commenced by BB&T. In addition, the Company will also explore a possible settlement or forbearance agreement with BB&T. There can be no assurance that the Company will be able to negotiate a settlement or forbearance agreement with BB&T.  Any judgment in favor of BB&T would have a material adverse impact on the Company’s continuing business and operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROWNIE’S MARINE GROUP, INC.

Date: January 28, 2011	/s/ Robert Carmichael
Robert Carmichael
Chief Executive Officer